Vitacost.com, Inc. Announces Divestiture of Manufacturing Operations

Company Strengthens Financial Position

BOCA RATON, Fla., August 29, 2012– Vitacost.com, Inc. (NASDAQ: VITC), a leading online retailer of health and wellness products, announced that effective September 1, 2012, the Company has entered into an agreement to exit its manufacturing operations and lease its manufacturing facilities to a third party provider. Approximately forty percent of the Company’s proprietary products are currently supplied by contract manufacturers, and this transaction outsources the remaining portion. The transaction is expected to be margin accretive over the next 12 months and neutral in the near term as the Company sells through its existing inventory. In addition, the Company expects the transaction to have approximately a $4.0 million to $5.0 million positive impact on cash in 2013 through the reduction in proprietary inventory levels.

“We are extremely pleased with this agreement. This strategy will help streamline our operations and allow us to focus our full attention on the growth drivers of our business, which are expanding and serving our customer base, combined with broadening our product mix and selection,” stated Jeffrey Horowitz, Vitacost.com’s Chief Executive Officer. “We will continue to maintain our extremely high quality standards and remain fully committed to growing our Vitacost branded proprietary products as they will continue to be a core part of our business going forward. We have been working with this contract manufacturing partner for over a year, and expect a seamless transition of our manufacturing operations and personnel.”

About Vitacost.com, Inc.

Vitacost.com, Inc. (Nasdaq:VITC) is a leading online retailer of health and wellness products, including dietary supplements such as vitamins, minerals, herbs and other botanicals, amino acids and metabolites, as well as cosmetics, organic body and personal care products, pet products, sports nutrition and health foods. Vitacost.com, Inc. sells these products directly to consumers through its website, www.vitacost.com.  Vitacost.com, Inc. strives to offer its customers the broadest selection of healthy living products, while providing superior customer service and timely and accurate delivery.

Forward-Looking Statements

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements made herein, which include statements regarding the Company's future growth prospects and financial performance, the expected impact of the transaction on working capital, the streamlining of the Company’s business, the Company's customer acquisition strategy and expectations regarding the pace of customer growth, the Company’s expectations regarding the transition of its manufacturing operations and personnel and the Company's plans to expand its product mix and selection involve known and unknown risks and uncertainties, which may cause the Company's actual results in current or future periods to differ materially from those anticipated or projected herein. Those risks and uncertainties include, among other things, the current global economic downturn or recession; difficulty expanding the Company's distribution facilities; significant competition in the Company's industry; unfavorable publicity or consumer perception of the Company's products on the Internet; the incurrence of material product liability and product recall costs; inability to defend intellectual property claims; costs of compliance and the Company's failure to comply with government regulations; the Company's failure to keep pace with the demands of customers for new products; or the lack of long-term experience with human consumption of some of the Company's products with innovative ingredients. Those and other risks are more fully described in the Company's filings with the Securities and Exchange Commission, including the Company's Form 10-K for the full year ended December 31, 2011 and in the Company's subsequent filings with the Securities and Exchange Commission made prior to or after the date hereof.

Investor Contact:

Vitacost.com

Kathleen Reed

Director of Investor Relations

561.982.4180

ICR, Inc.

John Mills

Senior Managing Director

310.954.1105